Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Experts” and to the use of our report dated September 13, 2004, in the Registration Statement (Form S-1) and related Prospectus of Conor Medsystems, Inc. for the registration of shares of its common stock.

/s/    ERNST & YOUNG LLP

Palo Alto, California

September 16, 2004